Exhibit 99.6

         (Text of graph posted to Ashland Inc.'s website concerning
                Ashland Performance Materials' gross profit)

                  Gross Profit % - 3 Month Rolling Average


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        21.0       23.4       22.3       21.0       17.3       21.3
February       20.1       24.2       21.8       21.6       18.6       22.2
March          20.4       26.0       20.9       21.8       20.7       22.9
April          21.4       27.8       21.2       22.0       21.5       23.4
May            22.2       28.1       20.8       20.8       21.6       24.2
June           22.4       27.9       22.0       20.2       22.6       25.0
July           22.1       26.7       22.2       20.0       22.7       24.6
August         22.5       25.4       23.1       19.6       22.9       22.8
September      22.4       24.7       21.6       17.7       21.2       20.3
October        23.8       24.8       22.2       16.9       21.6       20.3
November       24.2       24.4       21.7       16.8       20.9       20.8
December       24.4       23.8       22.6       16.6       21.6


                 Gross Profit % - 12 Month Rolling Average

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        21.2       22.7       25.4       21.7       18.9       21.8
February       21.2       23.2       25.0       21.8       18.9       21.9
March          21.0       23.8       24.4       22.0       18.8       22.1
April          21.1       24.3       23.8       21.9       19.0       22.3
May            21.1       24.8       23.1       21.8       19.3       22.5
June           21.3       25.2       22.8       21.5       19.7       22.8
July           21.6       25.5       22.6       21.3       19.9       22.8
August         21.8       25.5       22.5       20.9       20.2       22.5
September      21.8       25.8       22.1       20.4       20.4       22.5
October        22.1       25.7       22.0       19.8       20.9       22.4
November       22.3       25.6       21.9       19.5       21.1       22.5
December       22.4       25.6       21.8       18.9       21.6